Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Trasimene Trebia LP

Address of Joint Filer:	c/o 1701 Village Center Circle
Las Vegas, NV 89134

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	System1, Inc. [SST]

Date of Earliest Transaction Required
to be Reported
(Month/Day/Year):	April 19, 2022

Designated Filer:	Trasimene Trebia LP

Signature:

TRASIMENE TREBIA LP

/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	General Counsel and Corporate Secretary

Dated: April 20, 2022

Joint Filer Information
(continued)

Name of Joint Filer:	Trasimene Trebia, LLC

Address of Joint Filer:	c/o 1701 Village Center Circle
Las Vegas, NV 89134

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	System1, Inc. [SST]

Date of Earliest Transaction Required
to be Reported
(Month/Day/Year):	April 19, 2022

Designated Filer:	Trasimene Trebia LP

Signature:

TRASIMENE TREBIA, LLC

/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Corporate Secretary

Dated: April 20, 2022

Joint Filer Information
(continued)

Name of Joint Filer:	William P. Foley, II

Address of Joint Filer:	c/o 1701 Village Center Circle
Las Vegas, NV 89134

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	System1, Inc. [SST]

Date of Earliest Transaction Required
to be Reported
(Month/Day/Year):	April 19, 2022

Designated Filer:	Trasimene Trebia LP

Signature:

/s/ Michael L. Gravelle
Michael L. Gravelle, Attorney-in-Fact for William P. Foley, II

Dated: April 20, 2022